UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 27, 2004

UROLOGIX, INC.

(Exact name of Registrant as specified in its charter)

Minnesota	0-28414	41-1697237
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14405 21st Avenue North Minneapolis, MN	55447
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (763) 475-1400

Items 1-4, 6 and 8-12 are not applicable and therefore omitted.

ITEM 5. OTHER EVENTS.

On January 27, 2004, Urologix, Inc. (the “Company”) issued a press release relating to the settlement of the patent infringement lawsuit between the Company, ProstaLund Operations AB, ProstaLund AB and ACMI Corporation involving two of the Company’s patents related to microwave treatment for benign prostatic hyperplasia. A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

The following is filed as an exhibit to this Current Report:

99.1	Press Release issued January 27, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UROLOGIX, INC.

By	/s/ Fred B. Parks
Fred B. Parks
Chief Executive Officer

Dated: January 28, 2004